EXHIBIT 5(c)(vii)

                                SPECIAL REQUEST
                                      FOR
                            SURRENDER CHARGE WAIVER

[American General                                  VAN KAMPEN AMERICAN CAPITAL
      Logo]                                                GENERATIONS
                                                   ---------------------------
                                                         Variable Annuity

            for Registered Representatives and Specified Employees
               Who Purchase a GENERATIONS Contract ("Contract")

INSTRUCTIONS:
A. Complete all sections of this form.
B. Make check payable to American General Life Insurance Company ("AGL").
C. Initial purchase payment: Mail application, Special Surrender Charge Waiver Form, and check to: American General Life Insurance Company.
   (address on application)

NOTE: An application submitted for special surrender charge waiver privilege must be accompanied by this Form. Under this waiver, the 3, 5, 7, and 10 year Fixed Accounts are note available as investment options. Also, contracts purchased under this privilege are not eligible for commissions. Annuity applications unaccompanied by this form will be subject to all applicable contract provisions, including surrender charges and commissions.

1. CONTRACT IDENTIFICATION

   ANNUITANT:__________________________  CONT.ANNUITANT(optional):____________
   ADDRESS:____________________________  ADDRESS:_____________________________
   ____________________________________  _____________________________________
   PH NO.:________ DOB:________________  PH NO.:________ DOB:_________________
   SEX:[ ]M [ ]F  TAX ID or SS#:_______  SEX:[ ]M[ ]F  TAX ID or SS#:_________


2. OWNER QUALIFICATION (check one)

   My new annuity contract qualifies for Special Surrender Charge Waiver privilege because I am a/an:

   [ ]REGISTERED REPRESENTATIVE

   [ ]SPOUSE OF A REGISTERED REPRESENTATIVE

   [ ]MINOR CHILD OF A REGISTERED REPRESENTATIVE

      Name of Registered Representative/Broker Dealer:________________________

   [ ]EMPLOYEE OF AGL, AMERICAN GENERAL SECURITIES INC. ("AGSI") OR VAN KAMPEN
      AMERICAN CAPITAL ("VKAC") OR AFFILIATED COMPANY.

   [ ]SPOUSE OF AN EMPLOYEE

   [ ]MINOR CHILD OF AN EMPLOYEE

      Name of Employee/Company________________________________________________


3. CONTRACT OWNER'S CERTIFICATION

   I hereby certify to AGL that:

      1. I have submitted a completed and signed Contract application along with this form.

      2. I certify that I am currently a:

            * full-time employee of AGL, AGSI, VKAC, or affiliated company or
            * registered  representative  of a broker/dealer  firm,  which has entered into an agreement with AGL pertaining to the sale of Contract or
            * spouse or minor child of an employee or registered
              representative.

      3. This purchase is for personal investment purposes and the Contract acquired hereunder shall not be resold.

    I agree to make notification in writing of any change in the Owner Qualifications. I agree not to make any additional purchase payments without surrender charges/commissions unless I am entitled to do so under the Contract's Prospectus. I further agree that AGL shall have the right at any time to verify the Owner Qualifications by contacting my employer/broker dealer specified above (if applicable). I understand that the privilege to purchase the Contract without surrender charges/commissions may be modified or terminated at any time.

    CONTRACT OWNER(S) SIGNATURE:___________________________  DATE:____________

4. EMPLOYEE OR REGISTERED REPRESENTATIVE AUTHORIZATION (complete only if different than Contract Owner)

    I hereby certify that the Contract Owner is qualified for this privilege based on my employment association with the company shown in section 2.

    EMPLOYEE/REGISTERED REPRESENTATIVE SIGNATURE:_____________________________